Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Remarketed Preferred Shares

Of
Putnam Managed Municipal Income Trust (“PMM”)
Putnam Municipal Opportunities Trust (“PMO”)

(each a “Fund,” collectively the “Funds”)
(Putnam Managed Municipal Income Trust Remarketed Preferred Shares, Series A and C, Without Par)
(Putnam Municipal Opportunities Trust Remarketed Preferred Shares, Series B and C, Without Par)

Pursuant to the Offer to Purchase
Dated July 10, 2017

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the Remarketed Preferred Shares (“Preferred Shares”), without par value and, in the case of PMM, at a price per share equal to 89.75% of the liquidation preference of $100,000 per share (or $89,750.00 per share) for Series A Preferred Shares and $50,000 per share (or $44,875.00 per share) for Series C Preferred Shares, and, in the case of PMO, 89.75% of the liquidation preference of $25,000 per share (or $22,437.50 per share), in cash, and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to the Depositary (as defined in the offer to purchase, dated July 10 , 2017 (the “Offer to Purchase”)) prior to one minute after 11:59 a.m., New York City time, August 4, 2017, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before the Expiration Date. See Section 3, Procedures for Tendering Preferred Shares, of the Offer to Purchase.

The Depositary for the Offer to Purchase is:

If delivering by hand, express mail, courier,
or other expedited service:
American Stock Transfer & Trust Co., LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated July 10, 2017 and the related Letter of Transmittal (which together, with respect to a Fund, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name of Fund	Signature

[ ] check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Preferred Shares tendered	(Address)

DRS Transaction Advice Numbers (if applicable)	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby and (b) guarantees to deliver to the Depositary (as defined in the Offer to Purchase) the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary (as defined in the Offer to Purchase) and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

(Date)